UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2010

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32330	11-3707493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of NorthStar Realty Finance Corp. (the “Company”) has elected Albert Tylis as the Company’s Chief Operating Officer.  Mr. Tylis has been the Company’s Executive Vice President, General Counsel and Secretary, and will continue in those roles.

Effective as of January 19, 2010, Richard McCready has resigned as Executive Vice President and Chief Operating Officer of the Company and as an officer and director of the Company’s affiliated entities.  The Company has entered into a separation and consulting agreement, dated January 25, 2010 (the “Agreement”), with Mr. McCready.  The Agreement provides, among other things, for the engagement of Mr. McCready as a consultant for a six month period commencing effective as of February 1, 2010 (the “Consulting Period”).   A copy of the Agreement is filed as Exhibit 99.1 hereto.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Separation and Consulting Agreement, dated January 25, 2010, between the Company and Richard McCready.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp.
(Registrant)

Date: January 25, 2010	By:	/s/ Albert Tylis

Albert Tylis
Chief Operating Officer & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Separation and Consulting Agreement, dated January 25, 2010, between the Company and Richard McCready.